Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad Reports Second Quarter and Year-to-Date 2025 Results

Reaffirms Full-Year 2025 Financial Guidance

Continues Investing in Strategic Growth Areas — Data and Audience Intelligence, AI-Enabled Tools and Systems, and In-Store Retail Media Network

SUSSEX, WI, July 29, 2025 — Quad/Graphics, Inc. (NYSE: QUAD) (“Quad” or the “Company”), a marketing experience company that solves complex marketing challenges for its clients, today reported results for the second quarter ended June 30, 2025.

Recent Highlights

•Realized Net Sales of $572 million in the second quarter of 2025 compared to $634 million in the second quarter of 2024, representing a 10% decline in Net Sales. Net Sales declined 4% when excluding the 6% impact of the February 28, 2025, divestiture of the Company’s European operations.
•Recognized Net Loss of $0.1 million or $0.00 Diluted Loss Per Share in the second quarter of 2025, compared to a Net Loss of $3 million or $0.06 Diluted Loss Per Share in 2024.
•Achieved Non-GAAP Adjusted EBITDA of $43 million in the second quarter of 2025, compared to $52 million in 2024.
•Reported $0.14 Adjusted Diluted Earnings Per Share in the second quarter of 2025, increased from $0.12 per share in 2024.
•Released Audience Builder 2.0, continuing to activate Quad's proprietary household-based data stack with clients to enhance media buying with precision at scale and to increase response rates through improved audience intelligence.
•Announced In-Store Connect retail media network partnership with Vallarta Supermarkets, one of California’s leading Latino-owned grocery chains.
•Repurchased 1.4 million shares of Quad Class A common stock in 2025, bringing total repurchases to 7.3 million shares since commencing buybacks in 2022, representing approximately 13% of Quad’s March 31, 2022, outstanding shares.
•Declared quarterly dividend of $0.075 per share.
•Reaffirms full-year 2025 financial guidance.

Joel Quadracci, Chairman, President and Chief Executive Officer of Quad, said: “Second quarter and year-to-date results met our expectations as we continue to differentiate ourselves as a marketing experience company that simplifies the complexities of marketing for brands and marketers. This includes ongoing investments in strategic growth areas such as data and audience intelligence, AI-enabled tools and systems, and our In-Store Connect retail media network. We remain confident in Quad’s vision and our ability to unlock diversified growth, improve print and marketing efficiencies, and create value for our stakeholders.

“Marketers increasingly rely on audience intelligence to drive stronger campaign outcomes and quantifiable ROI, and Quad’s proprietary household-based data stack gives us a competitive edge. We are actively applying our AI-powered data stack to client work across all channels—digital and physical. With strategic insights on 92% of U.S. households—including demographic, transactional, attitudinal and behavioral characteristics as well as personal interests or, what we call, passions—we are able to connect the right message with the right audience at the right time and in the right channels. In the quarter, we launched Audience Builder 2.0, an AI-powered tool that enables Quad employees to easily create complex, high-propensity audiences. This represents a significant milestone in data activation.

“We continue to grow our In-Store Connect retail media network among mid-market grocers and CPG brands seeking deeper engagement with high-value shopper audiences. We recently signed a new partnership with Vallarta, one of California’s leading Latino-owned grocery chains, and doubled our footprint with The Save Mart Companies. Campaigns leveraging In-Store Connect have been shown to drive greater brand awareness and product sales—especially when promotional offers are included—and also boost sales across entire product categories. Through our solution, we continue to help brick-and-mortar retailers adapt their marketing strategies and tactics to keep pace with an ever-evolving media landscape.”

Added Tony Staniak, Chief Financial Officer of Quad: “Despite ongoing uncertainties in the macroeconomic environment, we are reaffirming our 2025 guidance. We will continue to closely monitor the potential impacts of tariffs and inflationary pressures, as well as postal rate increases, on our clients while investing in innovative offerings to achieve our long-term financial goals, including net sales growth. Additionally, with our balanced capital allocation we have returned $15 million of capital to shareholders thus far in 2025 through our quarterly dividend of $0.075 per share and share repurchases. Year-to-date, we repurchased 1.4 million shares, bringing total repurchases to 7.3 million shares since commencing buybacks in 2022, representing approximately 13% of our March 31, 2022, outstanding shares. Our next quarterly dividend is payable September 5, 2025, and we expect to continue to be opportunistic in terms of future share repurchases.”

Second Quarter 2025 Financial Results

•Net Sales were $572 million in the second quarter of 2025, a decrease of 10% compared to the same period in 2024. Excluding the 6% impact of the divestiture of the Company’s European operations, Net Sales declined 4%. The decline in Net Sales was primarily due to lower paper and logistics sales.

•Net Loss was $0.1 million, or $0.00 Diluted Loss Per Share, in the second quarter of 2025 compared to Net Loss of $3 million, or $0.06 Diluted Loss Per Share, in the second quarter of 2024. The improvement was primarily due to lower selling, general and administrative expenses, lower depreciation and amortization, lower interest expense, benefits from increased manufacturing productivity and savings from cost reduction initiatives, partially offset by the impact from lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations.

•Adjusted EBITDA was $43 million in the second quarter of 2025 as compared to $52 million in the same period in 2024. The decrease was primarily due to the impact of lower sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses, benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share was $0.14 in the second quarter of 2025, as compared to $0.12 in the second quarter of 2024.

Year-to-Date 2025 Financial Results

•Net Sales were $1.2 billion in the six months ended June 30, 2025, a decrease of 7% compared to the same period in 2024. Excluding the 4% impact of the divestiture of the Company’s European operations, Net Sales declined 3%. The decline in Net Sales was primarily due to lower paper sales and lower logistics and agency solutions sales, including the loss of a large grocery client.

•Net Earnings were $6 million, or $0.11 Diluted Earnings Per Share, in the six months ended June 30, 2025, compared to Net Loss of $31 million, or $0.65 Diluted Loss Per Share, in the same period in 2024. The improvement was primarily due to lower restructuring, impairment and transaction-related charges, lower depreciation and amortization, lower selling, general and administrative expenses, lower interest expense, benefits from increased manufacturing productivity and savings from cost reduction initiatives, partially offset by the impact from lower Net Sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations.

•Adjusted EBITDA was $89 million in the six months ended June 30, 2025, as compared to $102 million in the same period in 2024. The decrease was primarily due to the impact of lower sales, increased investments in innovative offerings to drive future revenue growth, and the divestiture of the Company’s European operations, partially offset by lower selling, general and administrative expenses, benefits from improved manufacturing productivity and savings from cost reduction initiatives.

•Adjusted Diluted Earnings Per Share was $0.34 in the six months ended June 30, 2025, as compared to $0.22 in the same period in 2024.

•Net Cash Used in Operating Activities was $42 million in the six months ended June 30, 2025, compared to $48 million in the six months ended June 30, 2024. Free Cash Flow improved $16 million from last year to negative $66 million in the six months ended June 30, 2025, and included $34 million of Free Cash Flow Generation in the second quarter of 2025. The increase in Free Cash Flow was primarily due to higher cash earnings, including lower restructuring payments and lower interest payments, and a $9 million decrease in capital expenditures. As a reminder, the Company historically generates most of its Free Cash Flow in the fourth quarter of the year.

•Net Debt was $448 million at June 30, 2025, as compared to $350 million at December 31, 2024 and $532 million at June 30, 2024. Compared to December 31, 2024, Net Debt increased primarily due to seasonally negative $66 million of Free Cash Flow in the six months ended June 30, 2025, a $16 million payment for the Enru co-mailing asset acquisition and $15 million return of capital to shareholders through share repurchases and dividends.

Dividend

Quad’s next quarterly dividend of $0.075 per share will be payable on September 5, 2025, to shareholders of record as of August 18, 2025.

2025 Guidance

The Company’s full-year 2025 financial guidance is unchanged and is as follows:

Financial Metric	2025 Guidance
Adjusted Annual Net Sales Change (1)	2% to 6% decline
Full-Year Adjusted EBITDA	$180 million to $220 million
Free Cash Flow	$40 million to $60 million
Capital Expenditures	$65 million to $75 million
Year-End Debt Leverage Ratio (2)	Approximately 1.5x
(1) Adjusted Annual Net Sales Change excludes the 2025 Net Sales of $23 million and the 2024 Net Sales of $153 million from the Company’s European operations, divested on February 28, 2025.
(2) Debt Leverage Ratio is calculated at the midpoint of the Adjusted EBITDA guidance.

Conference Call and Webcast Information

Quad will hold a conference call at 8:30 a.m. ET on Wednesday, July 30, 2025, hosted by Joel Quadracci, Chairman, President and CEO of Quad, and Tony Staniak, Chief Financial Officer of Quad. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad’s website at http://www.quad.com/investor-relations. As part of the conference call, Quad will conduct a question-and-answer session.

Participants can pre-register for the webcast by navigating to https://dpregister.com/sreg/10200660/ff66008eec. Participants will be given a unique PIN to access the call on July 30. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants may dial in on the day of the call as follows:

•U.S. Toll-Free: 1-877-328-5508
•International Toll: 1-412-317-5424

An audio replay of the call will be posted on the Investors section of Quad’s website shortly after the conference call ends. In addition, telephone playback will also be available until August 30, 2025, accessible as follows:

•U.S. Toll-Free: 1-877-344-7529
•International Toll: 1-412-317-0088
•Replay Access Code: 4343586

About Quad

Quad (NYSE: QUAD) is a marketing experience, or MX, company that helps brands make direct consumer connections, from household to in-store to online. The company does this through its MX Solutions Suite, a comprehensive range of marketing and print services that seamlessly integrate creative, production and media solutions across online and offline channels. Supported by state-of-the-art technology and data-driven intelligence, Quad simplifies the complexities of marketing by removing friction wherever it occurs along the marketing journey.
The company tailors its uniquely flexible, scalable and connected solutions to each clients’ objectives, driving cost efficiencies, improving speed-to-market, strengthening marketing effectiveness and delivering value on client investments.

Quad employs approximately 11,000 people in 11 countries and serves approximately 2,100 clients including industry leading blue-chip companies that serve both businesses and consumers in multiple industry verticals, with a particular focus on commerce, including retail, consumer packaged goods, and direct-to-consumer; financial services; and health. Quad is ranked among the largest agency companies in the U.S. by Ad Age, buoyed by its full-service media agency, Rise, and creative agency, Betty. Quad is also one of the largest commercial printers in North America, according to Printing Impressions.

For more information about Quad, including its commitment to operating responsibly, intentional innovation and values-driven culture, visit quad.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results, financial condition, sales, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “foresee,” “project,” “believe,” “continue” or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company’s expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of increased business complexity as a result of the Company’s transformation to a marketing experience company, including adapting marketing offerings and business processes as required by new markets and technologies, such as artificial intelligence; the impact of decreasing demand for printing services and significant overcapacity in a highly competitive environment creates downward pricing pressures and potential under-utilization of assets; the impact of increases in its operating costs, including the cost and availability of raw materials (such as paper, ink components and other materials), inventory, parts for equipment, labor, fuel and other energy costs and freight rates; the impact of changes in postal rates, service levels or regulations; the impact macroeconomic conditions, including inflation and elevated interest rates, as well as postal rate increases, tariffs, trade restrictions, cost pressures and the price and availability of paper, have had, and may continue to have, on the Company’s business, financial condition, cash flows and results of operations (including future uncertain impacts); the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of a data-breach of sensitive information, ransomware attack or other cyber incident on the Company; the fragility and decline in overall distribution channels; the failure to attract and retain qualified talent across the enterprise; the impact of digital media and similar technological changes, including digital substitution by consumers; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of risks associated with the operations outside of the United States (“U.S.”), including trade restrictions, currency fluctuations, the global economy, costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents, and geopolitical events like war and terrorism; the impact negative publicity could have on our business and brand reputation; the failure to successfully identify, manage, complete, integrate and/or achieve the intended benefits of acquisitions, investment opportunities or other significant transactions, as well as the successful identification and execution of strategic divestitures; the impact of significant capital expenditures and investments that may be needed to sustain and grow the Company’s platforms, processes, systems, client and product technology, marketing and talent, to remain technologically and economically competitive, and to adapt to future changes, such as artificial intelligence; the impact of the various restrictive covenants in the Company’s debt facilities on the Company’s ability to operate its business, as well as the uncertain negative impacts macroeconomic conditions may have on the Company’s ability to continue to be in compliance with these restrictive covenants; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; and the impact on the holders of Quad’s class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; and the other risk factors identified in the Company’s most recent Annual Report on Form 10-K, which may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as non-GAAP), specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense, depreciation and amortization (EBITDA) and restructuring, impairment and transaction-related charges, net. EBITDA Margin and Adjusted EBITDA Margin are defined as either EBITDA or Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash used in operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and finance lease obligations less cash and cash equivalents (Net Debt) divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as earnings (loss) before income taxes excluding restructuring, impairment and transaction-related charges, net, and adjusted for income tax expense at a normalized tax rate, divided by diluted weighted average number of common shares outstanding.

The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows used in operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies. Reconciliations to the GAAP equivalent of these non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

Investor Relations Contact
Don Pontes
Executive Director of Investor Relations
916-532-7074
dwpontes@quad.com

Media Contact
Claire Ho
Director of Corporate Communications
414-566-2955
cho@quad.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2025	2024
Net sales	$571.9	$634.2
Cost of sales	448.1	493.9
Selling, general and administrative expenses	80.2	88.7
Depreciation and amortization	20.7	26.4
Restructuring, impairment and transaction-related charges, net	9.2	10.1
Total operating expenses	558.2	619.1
Operating income	13.7	15.1
Interest expense	13.2	17.2
Net pension expense (income)	0.3	(0.2)
Earnings (loss) before income taxes	0.2	(1.9)
Income tax expense	0.3	0.9
Net loss	$(0.1)	$(2.8)

Loss per share
Basic and diluted	$0.00	$(0.06)

Weighted average number of common shares outstanding
Basic and diluted	47.6	47.7

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Net sales	$1,201.3	$1,289.0
Cost of sales	948.1	1,015.2
Selling, general and administrative expenses	163.7	171.8
Depreciation and amortization	40.4	55.0
Restructuring, impairment and transaction-related charges, net	15.8	42.6
Total operating expenses	1,168.0	1,284.6
Operating income	33.3	4.4
Interest expense	25.6	32.4
Net pension expense (income)	0.7	(0.4)
Earnings (loss) before income taxes	7.0	(27.6)
Income tax expense	1.3	3.3
Net earnings (loss)	$5.7	$(30.9)

Earnings (loss) per share
Basic	$0.12	$(0.65)
Diluted	$0.11	$(0.65)

Weighted average number of common shares outstanding
Basic	47.8	47.4
Diluted	50.1	47.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2025 and December 31, 2024
(in millions)

	(UNAUDITED) June 30, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$6.7	$29.2
Receivables, less allowances for credit losses	290.0	273.2
Inventories	153.4	162.4
Prepaid expenses and other current assets	42.7	69.5
Total current assets	492.8	534.3

Property, plant and equipment—net	485.8	499.7
Operating lease right-of-use assets—net	74.2	78.9
Goodwill	107.6	100.3
Other intangible assets—net	16.4	7.2
Other long-term assets	64.0	78.6
Total assets	$1,240.8	$1,299.0

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$288.4	$356.7
Other current liabilities	190.0	289.2
Short-term debt and current portion of long-term debt	32.5	28.0
Current portion of finance lease obligations	0.8	0.8
Current portion of operating lease obligations	22.6	24.0
Total current liabilities	534.3	698.7

Long-term debt	420.5	349.1
Finance lease obligations	1.1	1.3
Operating lease obligations	57.1	61.4
Deferred income taxes	3.8	3.2
Other long-term liabilities	137.0	135.4
Total liabilities	1,153.8	1,249.1

Shareholders’ equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	843.1	842.8
Treasury stock, at cost	(35.5)	(28.0)
Accumulated deficit	(637.0)	(635.1)
Accumulated other comprehensive loss	(85.0)	(131.2)
Total shareholders’ equity	87.0	49.9
Total liabilities and shareholders’ equity	$1,240.8	$1,299.0

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
OPERATING ACTIVITIES
Net earnings (loss)	$5.7	$(30.9)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Depreciation and amortization	40.4	55.0
Impairment charges	4.5	13.7
Amortization of debt issuance costs and original issue discount	0.8	0.8
Stock-based compensation	3.8	4.4
Loss on the sale of a business	0.5	—
Gain on the sale of an investment	—	(4.1)
Gain on the sale or disposal of property, plant and equipment, net	(4.5)	(1.4)
Deferred income taxes	0.6	(0.1)
Changes in operating assets and liabilities - net of acquisitions and divestitures	(93.4)	(85.7)
Net cash used in operating activities	(41.6)	(48.3)

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(24.3)	(33.5)
Cost investment in unconsolidated entities	(0.2)	(0.2)
Proceeds from the sale of property, plant and equipment	5.3	4.8
Proceeds from the sale of an investment	—	22.2
Acquisition of a business	(16.3)	—
Other investing activities	(2.7)	0.5
Net cash used in investing activities	(38.2)	(6.2)

FINANCING ACTIVITIES
Payments of current and long-term debt	(13.0)	(119.3)
Payments of finance lease obligations	(0.7)	(1.6)
Borrowings on revolving credit facilities	678.4	776.0
Payments on revolving credit facilities	(590.7)	(686.4)
Proceeds from issuance of long-term debt	—	52.8
Purchases of treasury stock	(7.6)	—
Equity awards redeemed to pay employees’ tax obligations	(3.6)	(2.1)
Payment of cash dividends	(7.4)	(4.7)
Other financing activities	—	(0.2)
Net cash provided by financing activities	55.4	14.5

Effect of exchange rates on cash and cash equivalents	0.2	(0.1)
Net decrease in cash and cash equivalents, including cash classified as held for sale	(24.2)	(40.1)
Less: net decrease in cash classified as held for sale	(1.7)	—
Net decrease in cash and cash equivalents	(22.5)	(40.1)
Cash and cash equivalents at beginning of period	29.2	52.9
Cash and cash equivalents at end of period	$6.7	$12.8

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges, Net (1)
Three months ended June 30, 2025
United States Print and Related Services	$524.5	$22.8	$8.6
International	47.4	3.9	0.2
Total operating segments	571.9	26.7	8.8
Corporate	—	(13.0)	0.4
Total	$571.9	$13.7	$9.2

Three months ended June 30, 2024
United States Print and Related Services	$544.3	$25.4	$9.3
International	89.9	2.3	0.8
Total operating segments	634.2	27.7	10.1
Corporate	—	(12.6)	—
Total	$634.2	$15.1	$10.1

Six months ended June 30, 2025
United States Print and Related Services	$1,078.3	$54.5	$12.1
International	123.0	4.5	3.0
Total operating segments	1,201.3	59.0	15.1
Corporate	—	(25.7)	0.7
Total	$1,201.3	$33.3	$15.8

Six months ended June 30, 2024
United States Print and Related Services	$1,123.2	$24.1	$40.9
International	165.8	5.7	1.6
Total operating segments	1,289.0	29.8	42.5
Corporate	—	(25.4)	0.1
Total	$1,289.0	$4.4	$42.6
______________________________
(1)Restructuring, impairment and transaction-related charges, net are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2025	2024
Net loss	$(0.1)	$(2.8)
Interest expense	13.2	17.2
Income tax expense	0.3	0.9
Depreciation and amortization	20.7	26.4
EBITDA (non-GAAP)	$34.1	$41.7
EBITDA Margin (non-GAAP)	6.0%	6.6%

Restructuring, impairment and transaction-related charges, net (1)	9.2	10.1
Adjusted EBITDA (non-GAAP)	$43.3	$51.8
Adjusted EBITDA Margin (non-GAAP)	7.6%	8.2%
______________________________
(1)Operating results for the three months ended June 30, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Three Months Ended June 30,
	2025	2024
Employee termination charges (a)	$5.8	$3.2
Impairment charges (b)	4.2	1.1
Transaction-related charges (c)	0.4	0.4
Integration costs (d)	0.2	0.1
Other restructuring charges (income) (e)	(1.4)	5.3
Restructuring, impairment and transaction-related charges, net	$9.2	$10.1
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project, and charges for operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges (income) primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $4.3 million gain on the sale of the West Sacramento, California facility during the three months ended June 30, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2025 and 2024
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Net earnings (loss)	$5.7	$(30.9)
Interest expense	25.6	32.4
Income tax expense	1.3	3.3
Depreciation and amortization	40.4	55.0
EBITDA (non-GAAP)	$73.0	$59.8
EBITDA Margin (non-GAAP)	6.1%	4.6%

Restructuring, impairment and transaction-related charges, net (1)	15.8	42.6
Adjusted EBITDA (non-GAAP)	$88.8	$102.4
Adjusted EBITDA Margin (non-GAAP)	7.4%	7.9%
______________________________
(1)Operating results for the six months ended June 30, 2025 and 2024, were affected by the following restructuring, impairment and transaction-related charges, net:

	Six Months Ended June 30,
	2025	2024
Employee termination charges (a)	$6.5	$16.9
Impairment charges (b)	4.5	13.7
Transaction-related charges (c)	3.0	0.9
Integration costs (d)	0.2	0.2
Other restructuring charges (e)	1.6	10.9
Restructuring, impairment and transaction-related charges, net	$15.8	$42.6
______________________________
(a)Employee termination charges were related to workforce reductions through facility consolidations and separation programs.
(b)Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and other capacity reduction activities, as well as software licensing and related implementation costs from a terminated project, and charges for operating lease right-of-use assets.
(c)Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities, including charges related to the sale of the European operations.
(d)Integration costs were primarily costs related to the integration of acquired companies.
(e)Other restructuring charges primarily include costs to maintain and exit closed facilities, as well as lease exit charges, and are presented net of a $4.3 million gain on the sale of the West Sacramento, California facility during the six months ended June 30, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2025 and 2024
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Net cash used in operating activities	$(41.6)	$(48.3)

Less: purchases of property, plant and equipment	24.3	33.5

Free Cash Flow (non-GAAP)	$(65.9)	$(81.8)

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
NET DEBT AND DEBT LEVERAGE RATIO
As of June 30, 2025 and December 31, 2024
(in millions, except ratio)

	(UNAUDITED) June 30, 2025		December 31, 2024
Total debt and finance lease obligations on the condensed consolidated balance sheets	$454.9		$379.2
Less: Cash and cash equivalents	6.7		29.2
Net Debt (non-GAAP)	$448.2		$350.0

Divided by: trailing twelve months Adjusted EBITDA (non-GAAP) (1)	$210.4		$224.0

Debt Leverage Ratio (non-GAAP)	2.13	x	1.56	x
______________________________
(1)The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2025, and December 31, 2024, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2024(a)	(UNAUDITED) June 30, 2025	(UNAUDITED) June 30, 2024	(UNAUDITED) June 30, 2025
Net earnings (loss)	$(50.9)	$5.7	$(30.9)	$(14.3)
Interest expense	64.5	25.6	32.4	57.7
Income tax expense	6.4	1.3	3.3	4.4
Depreciation and amortization	102.5	40.4	55.0	87.9
EBITDA (non-GAAP)	$122.5	$73.0	$59.8	$135.7
Restructuring, impairment and transaction-related charges, net	101.5	15.8	42.6	74.7
Adjusted EBITDA (non-GAAP)	$224.0	$88.8	$102.4	$210.4
______________________________
(a)Financial information for the year ended December 31, 2024, is included as reported in the Company’s 2024 Annual Report on Form 10-K filed with the SEC on February 21, 2025.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended June 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2025	2024
Earnings (loss) before income taxes	$0.2	$(1.9)

Restructuring, impairment and transaction-related charges, net	9.2	10.1
Adjusted net earnings, before income taxes (non-GAAP)	9.4	8.2

Income tax expense at 25% normalized tax rate	2.4	2.1
Adjusted net earnings (non-GAAP)	$7.0	$6.1

Basic weighted average number of common shares outstanding	47.6	47.7
Plus: effect of dilutive equity incentive instruments (non-GAAP)	1.9	2.4
Diluted weighted average number of common shares outstanding (non-GAAP)	49.5	50.1

Adjusted diluted earnings per share (non-GAAP) (1)	$0.14	$0.12

Diluted loss per share (GAAP)	$0.00	$(0.06)
Restructuring, impairment and transaction-related charges, net per share	0.19	0.20
Income tax expense from condensed consolidated statement of operations per share	0.01	0.02
Income tax expense at 25% normalized tax rate per share	(0.05)	(0.04)
Effect of dilutive equity incentive instruments	(0.01)	—
Adjusted diluted earnings per share (non-GAAP) (1)	$0.14	$0.12
______________________________
(1)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Six Months Ended June 30, 2025 and 2024
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2025	2024
Earnings (loss) before income taxes	$7.0	$(27.6)

Restructuring, impairment and transaction-related charges, net	15.8	42.6
Adjusted net earnings, before income taxes (non-GAAP)	22.8	15.0

Income tax expense at 25% normalized tax rate	5.7	3.8
Adjusted net earnings (non-GAAP)	$17.1	$11.2

Basic weighted average number of common shares outstanding	47.8	47.4
Plus: effect of dilutive equity incentive instruments (1)	2.3	2.5
Diluted weighted average number of common shares outstanding (1)	50.1	49.9

Adjusted diluted earnings per share (non-GAAP) (2)	$0.34	$0.22

Diluted earnings (loss) per share (GAAP)	$0.11	$(0.65)
Restructuring, impairment and transaction-related charges, net per share	0.32	0.85
Income tax expense from condensed consolidated statement of operations per share	0.03	0.07
Income tax expense at 25% normalized tax rate per share	(0.11)	(0.08)
Effect of dilutive equity incentive instruments	(0.01)	0.03
Adjusted diluted earnings per share (non-GAAP) (2)	$0.34	$0.22
______________________________
(1)Effect of dilutive equity incentive instruments and diluted weighted average number of common shares outstanding for the six months ended June 30, 2024 are non-GAAP.
(2)Adjusted diluted earnings per share excludes the following: (i) restructuring, impairment and transaction-related charges, net and (ii) discrete income tax items.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Net Debt, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad’s performance and are important measures by which Quad’s management assesses the profitability and liquidity of its business. These non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by (used in) operating activities as a measure of liquidity. These non-GAAP measures may be different than non-GAAP financial measures used by other companies.